Exhibit 99.1

Please detach along perforated line and mail in the envelope provide.
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REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
OLD LINE BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS ON ______________

KNOW ALL MEN BY THESE PRESENT, that the undersigned stockholder of Old Line Bancshares, Inc. (the "Company") hereby appoints ___________ and ___________ and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on _____________, and at any adjournment or postponement of such meeting for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Special Meeting. Any and all proxies heretofore given are hereby revoked. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY.

Address
Changes/Comments

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Exhibit 99.1

OLD LINE BANCSHARES, INC. ATTN: CHRISTINE M. RUSH 1525 POINTER RIDGE PLACE BOWIE, MD. 20716
VOTE BY INTERNET
www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the  Internet. To sign up for electronic delivery, please  follow  the  instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before  the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.       DETACH AND RETURN THIS PORTION ONLY
OLD LINE BANCSHARES, INC.

Vote on Proposals

1.  Proposal 1- A proposal to approve the Agreement and Plan of Merger dated September 10, 2012, as amended, as the agreement may be amended  from time to time, by and between Old Line Bancshares, Inc. and WSB Holdings, Inc., pursuant to which WSB Holdings, Inc. will merge with and into Old Line Bancshares, Inc., with Old Line Bancshares, Inc. as the surviving entity, and the merger contemplated by the Agreement and Plan of Merger.
For Against Abstain ☐ ☐ ☐

2.  Proposal 2 - To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the stockholders at the meeting.
For Against Abstain ☐ ☐ ☐

3. To act upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE MERGER CONTEMPLATED THEREBY, AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY.

This proxy may be revoked at any time prior to its exercise by written notice to the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.

For address changes and/or comments, please check this box and write them on the back where indicated.  ☐
Please indicate if you plan to attend this meeting by checking the box so that we may make appropriate arrangements for the meeting.  ☐
(Please sign as name(s) appears on the attached label. If shares are held jointly, each holder should sign. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. A partnership should sign in the partnership name by a partner. Executors, administrators, guardians and attorneys are requested to indicate the capacity in which they are signing. Attorneys should submit powers of attorney.)

Signature (PLEASE SIGN WITHIN BOX)        DATE                                                                                                                     Signature (PLEASE SIGN WITHIN BOX)DATE